UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 3, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 4 to the Securities Purchase Agreement

On April 3, 2023, Mullen Automotive Inc. (the “Company”) entered into Amendment No. 4 (“Amendment No. 4”) to the existing securities purchase agreement dated as of June 7, 2022 and amended on June 23, 2022, September 19, 2022 and November 15, 2022 (the “Securities Purchase Agreement”), the terms of which, including the terms of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), were previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2022.

Pursuant to Amendment No. 4, the Company irrevocably committed to effect the issuance of Series D Preferred Stock and warrants upon receipt of the remaining $90 million of the Commitment Amount, which is to be paid in two equal tranches on April 17, 2023 and May 15, 2023 (each, a “Purchase Date”). The Company also agreed that it will not effect a reverse stock split of its Common Stock during the five trading days prior to either Purchase Date. All other terms and conditions of the Securities Purchase Agreement remain unchanged and in full force and effect.

The foregoing summary of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by the full text of Amendment No. 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Promissory Notes

On April 4, 2023, the Company entered into three promissory notes (the “Securities Purchase Agreement”) in the aggregate principal amount of $20 million. The principal and interest under the Promissory Notes is due and payable on April 17, 2023. The Promissory Notes bear interest at a rate of 15% per annum, which increases to 20% per annum if payments under the Promissory Notes are not paid when due. The Promissory Notes also enumerate events of default, which include, but are not limited to, failure to pay principal and interest, breach of a covenant included in the Securities Purchase Agreement, bankruptcy and delisting of the Company’s common stock.

The foregoing summary of the Promissory Notes does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of the Promissory Notes, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 regarding the Promissory Notes is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 to the Securities Purchase Agreement, dated April 3, 2023, by and between Mullen Automotive Inc. and the buyers named therein
10.2	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: April 7, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer